Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form No. S-8 (No. 333-140581) of Mellanox Technologies, Ltd. of our report dated March 24, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 24, 2008